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                                                                      EXHIBIT 24



March 12, 2000


Mr. Narendra N. Borkar, CEO and
Ms. Jennifer Evans, Assistant Secretary
Caraco Pharmaceutical Laboratories, Ltd.
1150 Elijah McCoy Drive
Detroit, MI 48202

Caraco Pharmaceutical Laboratories, Ltd. is required to file an Annual Report on Form 10-K for the year ended December 31, 1999 with the Securities and Exchange Commission within 90 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,


/s/ David W. Adamany                             /s/ Narendra N. Borkar
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David W. Adamany                                 Narendra N. Borkar

/s/ Sailesh T. Desai                             /s/ David A. Hagelstein
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Sailesh T. Desai                                 David A. Hagelstein

/s/ Jay F. Joliat                                /s/ Phyllis Harrison-Ross
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Jay F. Joliat                                    Phyllis Harrison-Ross

/s/ Dilip Shanghvi                               /s/ Sudhir Valia
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Dilip Shanghvi                                   Sudhir Valia